UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30221	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2009, Saba Software, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Mellon Investor Services LLC, as Rights Agent. A brief summary of the Rights Agreement is set forth under “Item 3.03 Material Modification to Rights of Security Holders” below and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As noted in “Item 1.01. Entry into a Material Definitive Agreement” the Company entered into the Rights Agreement in an effort to safeguard the Company’s stockholders’ interests. The following summary of the principal terms of the Rights Agreement is a general description only and is qualified in its entirety by reference to the detailed terms and conditions of the Rights Agreement, which is attached as Exhibit 4.1 to this Form 8-K, and is incorporated herein by reference in its entirety. Unless capitalized herein, the capitalized terms used herein shall have the meanings ascribed to them in the Rights Agreement.

On June 2, 2009, the Board of Directors of the Company authorized and declared a dividend of one right (“Right”) for each outstanding share of its Common Stock, par value $0.001 per share (the “Company Common Stock”), to stockholders of record at the close of business on June 15, 2009 (the “Record Date”), and authorized the issuance of one Right for each share of Company Common Stock issued by the Company (except as otherwise provided in the Rights Agreement, as defined below) between the Record Date and the Distribution Date (as defined below). Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at a purchase price of $12.50 per Unit, subject to adjustment. The purchase price is payable in cash or by certified or bank check or money order payable to the order of the Company.

Copies of the Rights Agreement are available upon request and free of charge from the Company.

The Rights Agreement

Certificates; Distribution Date. Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. Subject to the provisions of the Rights Agreement, the Rights will separate from the Company Common Stock and the “Distribution Date” will occur upon the earlier of (i) ten business days following a public announcement (the date of such announcement being the “Stock Acquisition Date”) that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of Company Common Stock (or, if the tenth business day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), and (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by Company Common Stock certificates and will be transferred with and only with such Company Common Stock certificates, (ii) new Company Common Stock certificates issued after the Record Date (also including shares distributed from Treasury) will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding Company Common Stock will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificates.

An “Acquiring Person” does not include certain persons specified in the Rights Agreement.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on the third anniversary of the Rights Agreement unless earlier redeemed or exchanged by the Company as described below. Under certain circumstances, as provided in the Rights Agreement, the exercisability of the Rights may be suspended.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date (and to each initial holder of certain shares of Company Common Stock issued after the Distribution Date) and, thereafter, the separate Rights Certificates alone will represent the Rights.

Flip-In. If a person becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, Units of Preferred Stock or, at the option of the Company, shares of Company Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the purchase price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the event described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof (or certain transferees of any thereof) will be null and void.

Flip-Over. If, at any time following the date that any person becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of the Company or any other person or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Redemption. At any time until ten business days following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, until ten business days following the Record Date), the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events) payable, at the election of the Board of Directors, in cash, shares of Company Common Stock or other consideration considered appropriate by the Board of Directors. Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Exchange. The Company may, at any time after there is an Acquiring Person, until the time specified in the Rights Agreement, exchange all or part of the then-outstanding and exercisable Rights (other than Rights that shall have become null and void) for Units of Preferred Stock or shares of Company Common Stock pursuant to a one-for-one exchange ratio, subject to adjustment.

No Stockholder Rights; Taxation. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of Rights as set forth above.

Amendment. Any of the provisions of the Rights Agreement may be amended without the approval of the holders of the Rights or Company Common Stock at any time prior to the Distribution Date. After such date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, that no amendment shall be made to lengthen (i) the time period governing redemption at such time as the Rights are not redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

Description of Preferred Stock

Each one one-thousandth of a Unit of Preferred Stock, if issued, (a) will be nonredeemable; (b) will have a minimum preferential quarterly dividend of $0.25 per Unit or any higher per share dividend declared on the Company Common Stock; (c) in the event of liquidation, each holder of a Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.25 per Unit and the per share amount paid in respect of a share of the Company Common Stock; (d) will have one vote, voting together with the Company Common Stock; and (e) in the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Company Common Stock.

The rights of holders of the Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

The economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Company Common Stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2009, the Company filed a Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. Pursuant to the Certificate of Designation, the Board authorized 500,000 shares of Series A Preferred Stock, par value per share of $0.001. As described in “Item 3.03 Material Modification to Rights of Security Holders” above, one one-thousandth of a share of Series A Preferred Stock, subject to adjustment, may be issued pursuant to the Rights Agreement upon the exercise of a Right. Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred Stock purchasable upon exercise of a Right is intended to approximate the value of one share of Company Common Stock. A copy of the Certificate of Designation to the Amended and Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On June 2, 2009, the Company’s Board of Directors approved and adopted amendments to various sections of the Company’s Amended and Restated Bylaws (the “Bylaws”) in order that the Bylaws (a) be consistent with changes in the Delaware General Corporation Law (the “DGCL”), including but not limited to, changes in the DGCL which allow for electronic communication and remote access with the Company’s stockholders and directors and (b) to eliminate the two-thirds (2/3rds) stockholder consent requirement that is required to amend Section 2.9 and 2.10 of the Bylaws.

On June 2, 2009, the Company’s Board of Directors approved and adopted an additional set of amendments to the Company’s Bylaws to amend the advance notice requirements contained in Section 2.9 and Section 2.10 of the Bylaws to provide for a lengthened advance notice time period for submission of matters prior to a meeting of stockholders.

The foregoing summary of the amendments to the Company’s Amended and Restated Bylaws is subject to, and qualified in its entirety by, the Amended and Restated Bylaws, which are attached as Exhibits 3.2 and 3.3 to this Form 8-K, and is incorporated herein by reference in its entirety.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1	Certificate of Designation of the Series A Preferred Stock, as filed with the Secretary of State of Delaware on June 2, 2009.

3.2	Amended and Restated Bylaws, dated June 2, 2009.

3.3	Amended and Restated Bylaws, dated June 2, 2009.

4.1	Rights Agreement by and between the Company and Mellon Investor Services LLC dated June 2, 2009.

99.1	Press Release issued June 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc.
(Registrant)

Date: June 2, 2009	/s/ William Slater
(Signature)
William Slater
Chief Financial Officer

EXHIBIT INDEX

3.1	Certificate of Designation of the Series A Preferred Stock, as filed with the Secretary of State of Delaware on June 2, 2009.

3.2	Amended and Restated Bylaws, dated June 2, 2009.

3.3	Amended and Restated Bylaws, dated June 2, 2009.

4.1	Rights Agreement by and between the Company and Mellon Investor Services LLC dated June 2, 2009.

99.1	Press Release issued June 2, 2009.